Exhibit 99.2

Press Release

CONTACT:

Kimball Chapman

Investor Relations

Tel: (813) 313-1840

investor.relations@cott.com

COTT ANNOUNCES INTENTION TO OFFER COMMON SHARES

TO FUND CLIFFSTAR ACQUISITION

TORONTO, ON and TAMPA, FL – Aug. 4, 2010 – Cott Corporation (NYSE:COT; TSX:BCB) announced today that it intends to offer, subject to market and other conditions, U.S. $65 million of its common shares pursuant to an underwritten public offering. In connection with the offering, Cott will grant the underwriters an option for 30 days to purchase an additional $9.75 million of common shares to cover over-allotments, if any.

Cott intends to use the net proceeds from the offering to fund a portion of the purchase price and related fees and expenses for the previously announced and pending acquisition of substantially all of the assets and liabilities of Cliffstar Corporation and its affiliated companies (the “Cliffstar Acquisition”). The common share offering is expected to close concurrently with the Cliffstar Acquisition. Cott intends to finance the remaining portion of the acquisition of Cliffstar through a draw-down on its asset based lending facility, which Cott intends to amend in connection with the Cliffstar Acquisition to, among other things, increase the amount of borrowings available under such facility, as well as a previously announced private offering of U.S. $375.0 million aggregate principal amount of senior notes. If Cott does not complete the Cliffstar Acquisition, it intends to use the net proceeds from the offering for general corporate purposes.

Deutsche Bank Securities, J.P. Morgan and Morgan Stanley are acting as joint bookrunners for this offering. Barclay’s and BofA Merrill Lynch will be co-managers.

Cott has filed a registration statement (including a prospectus) and will file a preliminary prospectus supplement with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read such documents and the other documents Cott has filed or will file with the Securities and Exchange Commission for more complete information about Cott and the offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies of the prospectus and preliminary prospectus supplement relating to the offering may be obtained from Deutsche Bank Securities Inc., Attention: Prospectus Department, 100 Plaza One, Jersey City, NJ 07311, by calling 800-503-4611 or by e-mail to prospectus.cpdg@db.com.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities of Cott, nor will there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification.

Press Release

About Cott Corporation

Cott Corporation is one of the world’s largest non-alcoholic beverage companies and the world’s largest retailer brand soft drink company. With approximately 2,800 employees, Cott operates bottling facilities in the United States, Canada, the United Kingdom and Mexico. Cott markets non-alcoholic beverage concentrates in over 50 countries around the world.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and applicable Canadian securities laws conveying management’s expectations as to the future based on plans, estimates and projections at the time Cott makes such statements. Forward-looking statements involve inherent risks and uncertainties and Cott cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Cott’s Annual Report on Form 10-K for the year ended January 2, 2010 and its quarterly reports on Form 10-Q, as well as other periodic reports filed with the securities commissions. Cott does not, except as expressly required by applicable law, undertake to update or revise any of these statements in light of new information or future events.

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